UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

1-4928	DUKE ENERGY CAROLINAS, LLC (a North Carolina limited liability company) 526 South Church Street Charlotte, North Carolina 28202-1803 704-382-3853	56-0205520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

☐               Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.

On August 25, 2017, Duke Energy Carolinas, LLC (“Duke Energy Carolinas”) filed a rate case with the North Carolina Utilities Commission (the “NCUC”) to request an average 13.6% increase in retail revenues, or approximately $647 million, with an overall rate of return of approximately 7.93% based on approval of a 10.75% return on equity and a 53% equity component of the capital structure.  The request is premised upon a North Carolina rate base of $13.8 billion as of December 31, 2016, and adjusted for known and measurable changes through November 2017.

While a procedural schedule has not yet been established by the NCUC, hearings are expected to commence in early 2018.  Duke Energy Carolinas has requested the NCUC approve the requested rates to be effective on April 1, 2018, but no later than May 1, 2018.

An overview providing additional detail on the filing is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Duke Energy Carolinas Summary of 2017 Rate Case Filing in North Carolina

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 25, 2017	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Executive Affairs, Chief Legal Officer and Corporate Secretary

DUKE ENERGY CAROLINAS, LLC

Date: August 25, 2017	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Executive Affairs, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Duke Energy Carolinas Summary of 2017 Rate Case Filing in North Carolina